Exhibit 99.1

BIOLASE Subject to Potential Delisting

SAN CLEMENTE, CA, Apr 07, 2005 (MARKET WIRE via COMTEX) — BIOLASE Technology, Inc. (NASDAQ: BLTI), a medical technology company that develops, manufactures and markets lasers and related products for dental and medical applications, announced today that it has received a notification from The Nasdaq Stock Market concerning the Company’s failure to comply with the requirement for continued listing set forth in NASD Marketplace Rule 4310(c)(14), which requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission. As previously announced on March 17, 2005, the Company has not filed its Form 10-K for 2004 because it has not completed its financial statements or management’s assessment of the effectiveness of internal control over financial reporting for 2004. As a result, the Company’s shares of stock are subject to delisting from The Nasdaq National Market.

In accordance with Nasdaq’s procedures, the Company intends to appeal Nasdaq’s determination that its shares should be delisted by requesting a hearing before Nasdaq’s Listing Qualification Panel. The time and place of such hearing will be determined by the Panel; however, Nasdaq has advised the Company that a hearing request will stay the delisting of the Company’s stock pending the Panel’s decision. There can be no assurances that the Panel will grant the Company’s request for continued listing.

As of the opening of business on April 7, 2005, an “E” will be appended to the Company’s trading symbol “BLTI” to reflect its noncompliance with NASD Marketplace Rule 4310(c)(14).

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase(R) system, is the best selling dental laser system. The Waterlase(R) system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The Company also offers the LaserSmile(TM) system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release contains forward-looking statements that are based on the current expectations of the Company’s management. These forward-looking statements can be identified through the use of words such as “plans” or similar expressions. Forward-looking statements in this release include statements regarding compliance with listing standards of The Nasdaq Stock Market, an appeal from, and an interim stay with respect to, delisting from The Nasdaq National Market and the filing of a Form 10-K by the Company. These statements speak only as of the date hereof, are based upon the information available to the Company now, are not guarantees of future outcomes and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes could differ materially and adversely from those expressed in any forward-looking statements as a result of a number of factors including, but not limited to, the results of the hearing before the NASDAQ Listing Qualifications Panel and whether the Company can effect a filing of the Form 10-K and otherwise comply with the listing standards of The Nasdaq Stock Market before any delisting proceeding is concluded with an unfavorable determination. Such information is subject to change, and the Company undertakes no obligation to update such statements.

For further information, please contact:

Robert E. Grant

President & CEO

John W. Hohener

Executive Vice President and CFO

Or

Scott Jorgensen

Director of Finance & Investor Relations

BIOLASE Technology, Inc.

+1-949-361-1200

SOURCE: BIOLASE Technology, Inc.